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                                                                    Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated 2 March 2006, in the Registration Statement (Form F-3) and related Prospectuses of UBS AG for the registration of debt securities and warrants and trust preferred securities to be filed on or around 23 March 2006.

We also consent to the incorporation by reference therein of our report dated 2 March 2006 with respect to the financial statements of UBS AG as of 31 December 2005 and 2004 and for each of the three years in the period ended 31 December 2005, 2004 and 2003, included in the Annual Report (Form 20-F) for 2005 filed with the Securities and Exchange Commission.


Ernst & Young Ltd.


/s/ Andrew McIntyre           /s/ Dr. Andreas Blumer
Andrew McIntyre               Dr. Andreas Blumer
Chartered Accountant          Swiss Certified Accountant
in charge of the audit        in charge of the audit



Zurich, Switzerland
23 March 2006